                                  NEWS RELEASE

CONTACTS:            Joseph A. Santangelo - Chief Financial Officer
                     Homebuilders, Inc. (215) 245-7500
                     (www.orleanshomes.com)

FOR IMMEDIATE RELEASE:

                      ORLEANS HOMEBUILDERS REPORTS RESULTS
                      FOR FIRST QUARTER 2005 AND REAFFIRMS
                          GUIDANCE FOR FISCAL YEAR 2005

BENSALEM, PENNSYLVANIA, NOVEMBER 8, 2004:

         Orleans Homebuilders, Inc. (ASE:OHB) is a residential homebuilder with operations in Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Greensboro and Raleigh, North Carolina; Richmond and Tidewater Virginia; Orlando, Florida; and Chicago, Illinois. On August 9, 2004 the Company entered into a letter of intent to acquire Peachtree Residential Properties, Inc. with operations in Atlanta, Georgia and Charlotte, North Carolina.

         Financial Highlights for the First Quarter Ended September 30, 2004:

            o Fiscal year 2005 first quarter residential property revenue increased 41% to $138,312,000 (405 homes) compared with $98,383,000 (335 homes) for the prior year period.

            o Fiscal year 2005 first quarter new orders increased 30% to $170,797,000 (466 homes) compared with $131,042,000 (401 homes)
               for the prior year period.

            o The backlog at September 30, 2004 increased 65% to $594,097,000 (1,643 homes) compared with $360,088,000 (1,116 homes) at
               September 30, 2003.

            o Fiscal year 2005 first quarter net income increased 9% to $8,202,000 ($.44 per diluted share) compared to $7,518,000 ($.45 per diluted share) for the prior year period.

            o Fiscal year 2005 first quarter EBITDA(1) increased 5% to $15,010,000 compared with $14,267,000 for the prior year period.

            o The Company currently controls approximately 15,900 building lots, a 29% increase compared to the approximately 12,300 building lots at June 30, 2004.

The first quarter results include the acquisition of Realen Homes for the period beginning July 28, 2004, the date the Company acquired Realen Homes. On July 28, 2004, the Company acquired 463 backlog units with a value of $170,785,000 from Realen Homes. Diluted earnings per share were relatively flat when compared with the prior year quarter, primarily due to the completion of an offering of 2,000,000 newly issued shares of common stock in the third quarter of fiscal year 2004, which was a 15% increase in share count. The first quarter net income was reduced by approximately $1,083,000 due to the additional costs recognized in connection with the first quarter deliveries of the acquired Realen Homes inventory, as a result of the fair market value write-up of the acquired inventory and acquired backlog sales contracts. This was partially offset by the recognition of approximately $765,000 of net income that was previously deferred pending resolution of outstanding issues related to an isolated business transaction. Despite the impact of the acquisition accounting, the first quarter fiscal year 2005 net income increased 9% compared to the prior year period. In spite of several hurricanes in Florida along with their impact on several other markets in which we operate, and excluding the acquisition of Realen Homes, the Company grew residential property revenue and new orders for the first quarter ended September 30, 2004 by approximately 13% and 5%, respectively, when compared to the prior year quarter.

          "We are extremely pleased with our record backlog of $594,097,000 which we believe will enable us to achieve our revenue and earnings guidance for fiscal 2005. Our acquisition of Realen Homes has provided us entry into the Chicago region and strengthened our position in the Philadelphia marketplace. In addition, we are pleased with our organic revenue and new order growth in the first quarter despite the impact of the hurricanes on several of our operating regions. We believe that our current backlog coupled with our continued ability to obtain additional desirable building lots through the expansion of existing markets and entry into new markets have left us well positioned for continued new order, revenue and earnings growth," commented Jeffery Orleans, Chairman and CEO. "Additionally, we believe our broad range of home designs and price points allows us to capitalize on opportunities and favorable economic and demographic trends within our industry."

         Fiscal Year 2005 Guidance:

            o The Company reaffirms its fiscal year ending June 30, 2005 guidance with respect to net income of $2.87 to $2.92 per diluted share.

            o The Company reaffirms its fiscal year ending June 30, 2005 guidance that revenue will exceed $800 million.

         Additional recognition:

            o For the third consecutive year Orleans Homebuilders was listed by Fortune Magazine as one of Fortune's 100 Fastest Growing Companies.

            o For the third consecutive year Orleans Homebuilders was ranked by Forbes Magazine as one of America's Ten Best Small Companies.

         Orleans Homebuilders will hold its quarterly conference call to discuss first quarter results on Tuesday, November 9, 2004, at 10:00 a.m. Eastern Time. This call is being web cast by CCBN and can be accessed at Orleans Homebuilders' web site at www.orleanshomes.com under "Investor Relations". The web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). A replay of the conference call will be available later that day on the Company's website at www.orleanshomes.com. A copy of this press release, including the Company's results of operations for the three months ended September 30, 2004 to be discussed during the conference call, is available at the Company's website, www.orleanshomes.com, under "Investor Relations".

         About Orleans Homebuilders, Inc.
         Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including first-time, luxury, move-up, empty nester and active adult homebuyers. The Company currently operates in the following ten distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; Orlando, Florida; and Chicago, Illinois. The Company's Charlotte, North Carolina operations also include adjacent counties in South Carolina. To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

(1) Reconciliation of EBITDA to net income

----------------------------------------------------------------
                                THREE MONTHS       THREE MONTHS
                                ENDED 9/30/04      ENDED 9/30/03
----------------------------------------------------------------
EBITDA                            $15,010,000       $14,267,000
----------------------------------------------------------------
Income tax expense                  5,275,000         4,875,000
----------------------------------------------------------------
Interest                            1,286,000         1,743,000
----------------------------------------------------------------
Depreciation                          247,000           131,000
----------------------------------------------------------------
Net income                         $8,202,000        $7,518,000
----------------------------------------------------------------

(1) Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure. EBITDA represents net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. The Company believes EBITDA provides a meaningful measure of operating performance.

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, operating results, financial resources, pace of sales, growth and expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings. For example, there can be no assurance that the current sales pace can continue in the absence of an improvement in the current general economic environment. These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions. Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 7 of the Company's Annual Report of Form 10-K for the fiscal year ended June 30, 2004 filed with the SEC.

                   Orleans Homebuilders, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                Three Months Ended
                                                                    September 30,
                                                            2004                    2003
                                                          ---------               ---------
Earned revenues
    Residential properties                                $ 138,312               $ 98,383
    Land sales and other income                               1,850                  2,052
                                                          ---------               --------
                                                            140,162                100,435
                                                          ---------               --------
Costs and expenses
    Residential properties                                  109,591                 74,809
    Land sales and other expense                                985                  1,713
    Selling, general and administrative                      16,095                 11,448
    Interest, net                                                14                     72
                                                          ---------               --------
                                                            126,685                 88,042
                                                          ---------               --------
Income from operations before income taxes                   13,477                 12,393
Income tax expense                                            5,275                  4,875
                                                          ---------               --------
Net income                                                $   8,202               $  7,518
                                                          =========               ========

Net income                                                    8,202                  7,518
Preferred dividends                                               -                     53
                                                          ---------               --------
Net income available for common shareholders              $   8,202               $  7,465
                                                          =========               ========
Earnings per share:
      Basic                                               $    0.47               $   0.58
                                                          =========               ========

      Diluted                                             $    0.44               $   0.45
                                                          =========               ========
Weighted average number of shares:
      Basic                                                  17,523                 12,795
                                                          =========               ========
      Diluted                                                18,755                 16,681
                                                          =========               ========
Supplemental information:
    Reconciliation of EBITDA to net income (1):
      EBITDA                                              $  15,010               $ 14,267
      Income tax expense                                     (5,275)                (4,875)
      Interest                                               (1,286)                (1,743)
      Depreciation and amortization                            (247)                  (131)
                                                          ---------               --------
        Net income                                        $   8,202               $  7,518
                                                          =========               ========


(1) EBITDA is a non-GAAP financial measure representing net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization and extraordinary items.

                            Orleans Homebuilders, Inc
             Summary of Deliveries, New Orders and Backlog by Region
                             (Dollars in thousands)
                                   (Unaudited)


                                                                             Three Months Ended
                                                                                 September 30,
                                                                       2004                  2003
                                                                    -----------           -----------
DELIVERIES
    Northern Region (NJ, PA) (1)
      Homes                                                               155                    140
      Dollars                                                       $  67,283              $  53,020
      Average Sales Price                                           $     434              $     379

    Southern region (NC, SC, VA)
      Homes                                                               116                    111
      Dollars                                                       $  40,448              $  34,416
      Average Sales Price                                           $     349              $     310

    Florida region (FL) (2)
      Homes                                                                89                     84
      Dollars                                                       $  14,403              $  10,947
      Average Sales Price                                           $     162              $     130

    Midwestern region (IL) (1)
      Homes                                                                45                      -
      Dollars                                                       $  16,178              $       -
      Average Sales Price                                           $     360              $       -

    Total
      Homes                                                               405                    335
      Dollars                                                       $ 138,312              $  98,383
      Average Sales Price                                           $     342              $     294


NEW ORDERS
    Northern Region (NJ, PA) (1)
      Homes                                                               164                    146
      Dollars                                                       $  77,437              $  62,555
      Average Sales Price                                           $     472              $     428

    Southern region (NC, SC, VA)
      Homes                                                               130                    167
      Dollars                                                       $  47,428              $  56,038
      Average Sales Price                                           $     365                  $ 336

    Florida region (FL) (2)
      Homes                                                               106                     88
      Dollars                                                       $  21,729              $  12,449
      Average Sales Price                                           $     205              $     141

    Midwestern region (IL) (1)
      Homes                                                                66                      -
      Dollars                                                       $  24,203              $       -
      Average Sales Price                                           $     367              $       -

    Total
      Homes                                                               466                    401
      Dollars                                                       $ 170,797              $ 131,042
      Average Sales Price                                           $     367              $     327



(1) Information on residential revenue earned and new orders for the three months ending September 30, 2004 includes Realen Homes' Southeastern Pennsylvania and Chicago, Illinois operations for the period beginning July 28, 2004, the date the Company acquired Realen Homes through, September 30, 2004. Realen Homes' Southeastern Pennsylvania operations had 30 new home orders totaling $12,300,000 and delivered 35 homes totaling $10,737,000 in residential revenue from July 28, 2004 through September 30, 2004.

(2) Information on residential revenue earned and new orders for the three months ending September 30, 2003 is for the period beginning July 28, 2003, the date the Company entered this market through its acquisition of Masterpiece Homes, through September 30, 2003.


                                                        At September 30,           At September 30,
                                                             2004                        2003
                                                        ----------------           ----------------
 BACKLOG
    Northern Region (NJ, PA) (1)
      Homes                                                       669                        468
      Dollars                                               $ 292,973                  $ 199,469
      Average Sales Price                                   $     438                  $     426

    Southern region (NC, SC, VA)
      Homes                                                       351                        346
      Dollars                                               $ 135,247                  $ 117,455
      Average Sales Price                                   $     385                  $     339

    Florida region (FL)
      Homes                                                       336                        302
      Dollars                                               $  60,174                  $  43,164
      Average Sales Price                                   $     179                  $     143

    Midwestern region (IL)
      Homes                                                       287                          -
      Dollars                                               $ 105,703                  $       -
      Average Sales Price                                   $     368                  $       -

    Total
      Homes                                                     1,643                      1,116
      Dollars                                               $ 594,097                  $ 360,088
      Average Sales Price                                   $     362                  $     323


(1) The backlog at September 30, 2004, includes the backlog of Realen Homes' Southeastern Pennsylvania operations.


                            Orleans Homebuilders, Inc
                           Selected Balance Sheet Data
                                 (in thousands)
                                   (Unaudited)


                                                    September 30,    June 30,
                                                        2004           2004
                                                    -------------   -----------
Residential properties                                $ 215,803     $ 140,401
Land and improvements                                   288,817       161,265
Inventory not owned                                     107,025        88,995
Land deposits and costs of future developments           31,941        23,356
Total assets                                            718,358       486,602
Obligations related to inventory not owned               97,491        81,992
Mortgage obligations secured by real estate             210,124       128,773
Unsecured line of credit                                103,448             -
Notes payable and amounts due to related parties          7,868         2,879
Other notes payable                                       4,685         1,139
Shareholders' equity                                    183,137       174,905